TERMINATION OF
                     PROMISSORY NOTE AND SECURITY AGREEMENT


         THIS TERMINATION OF PROMISSORY NOTE AND SECURITY AGREEMENT dated as of May 21, 2004 (the "Termination") with respect to the PROMISSORY NOTE AND SECURITY AGREEMENT, dated as of March 28, 2001 (the "Agreement"), by and between Joseph F. Morris, an individual (the "Borrower"), and PENN-AMERICA INSURANCE COMPANY (the "Lender") in the principal amount of $18,483.75, together with accrued interest of $2,952.59.

                  WHEREAS, in view of the Lender's outstanding results over the past two years and the fact that Lender's management received no long-term equity compensation in either 2002 or 2003, the Lender desires to forgive the loan evidenced by the Agreement and the parties desire to terminate the Agreement.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

                  1. The loan evidenced by the Agreement, including both principal and interest, is hereby forgiven and the Agreement is hereby terminated, both effective as of May 21, 2004. Lender agrees to promptly return the original Agreement to Borrower, to release any collateral held in escrow in connection with the loan, and will indemnify and hold Borrower harmless from any failure to so return the Agreement and the collateral.

                  2. The Lender further agrees to pay to the Borrower an amount equal to the "Tax Gross-Up Amount" (as defined in the next sentence). The Tax Gross-Up Amount means an amount equal to the sum of any federal, state and/or local tax arising as a result of the loan forgiveness pursuant to Section 1 and any payment pursuant to this Section 2, which sum may be due and payable by the Employee or withheld by the Lender (collectively, the "Total Taxes") so that the Employee receives actual loan forgiveness or payments, after payment or withholding, in an amount no less than that which would have been received by him or her if no obligation for Total Taxes had arisen.

                  3. This Termination may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

                  4. This Termination shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns.

                  5. This Termination shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to choice of law principles.



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                  IN WITNESS WHEREOF, the parties hereto have executed and
delivered this Termination as of the date first above written.


                           LENDER:

                           PENN-AMERICA INSURANCE COMPANY



                           By
                             ---------------------------------------------
                             Title:  President and Chief Executive Officer


                           BORROWER:


                           -----------------------------------------------
                           Joseph F. Morris


                                       -2-




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COMMONWEALTH OF PENNSYLVANIA)
                            ) ss:
COUNTY OF MONTGOMERY        )

                  On this, the _____ day of ______________________, 20__, before me, a Notary Public, the undersigned officer, personally appeared ___________________, who acknowledged himself to be _____________________ of
Penn-America Insurance Company, a Pennsylvania corporation, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

                  IN WITNESS WHEREOF, I hereunto set my hand and official seal.





                                  ----------------------------------
                                          Notary Public

[Notarial Seal]                   My commission expires:




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